September 20, 1995


Barringer Research Limited
304 Carlingview Drive
Rexdale, Ontario
M9W 5G2

Attention: Mr. John H. Davies, President

Dear Mr. Davies:

      We wish to inform you of the Bank's present intention to make available to following uncommitted credit facility:

     The following company name short forms shall apply herein:

     Barringer Technologies Inc. ("BTI")
     Barringer Instruments Inc. ("BII")
     Barringer Consumer Products Inc. ("BCPI")
     Ontario Development Corporation ("ODC")
     Barringer Instruments Limited ("BIL")


BORROWER                BARRINGER RESEARCH LIMITED ("the Borrower")


LENDER                  The Toronto-Dominion Bank (the "Bank"),
                        through its Mississauga Centre branch, in Mississauga, Ontario.

TYPE OF CREDIT
AND AMOUNT               1)  Operating Loan

                         Up to $1,000,000

                         Available at the Borrower's option by way of:

                         Prime Rate Based Loans ("Prime Based Loans")

                         Letters of Credit ("L/Cs") and/or Stand-by Letters of Guarantee ("L/Gs") to a maximum of $100,000.

                         2)  Performance Bond $360,000

                         All amounts referred to herein are in
                         Canadian dollars unless otherwise stated.

INTEREST RATES AND FEES  1)  Operating Loan shall bear interest and fees as follows:

                               Prime Based Loans - Prime Rate + 1.5% per annum.

                               L/Cs - As advised by the Bank at time of issuance of L/C.

                               L/Gs - 1% per annum.

                          2)   1.5% per annum.

                          Prime Rate means the rate of interest per annum (based on a 365/366 day year) established and reported by the Bank to the Bank of Canada from time to time as the reference rate of interest for determination of interest rates that the Bank charges to customers of varying degrees of creditworthiness in Canada for Canadian dollar loans made by it in Canada.

INTEREST CALCULATION
AND PAYMENT               Interest on Prime Based Loans is calculated
                          daily and payable monthly in arrears based on the number of days which the loan is outstanding.

                          Interest is payable both before and after demand, default and judgment.

                          L/C and L/G fees are payable at the time of issuance of the L/C or L/G and annually thereafter.

ARRANGEMENT FEES          The Borrower will pay a non-refundable
                          arrangement fee of $5,000.

                          Business Credit Service Agreement fee of $300 per month, $50 per month upon meeting the terms and conditions contained in this offer to finance.

REPAYMENT                 Uncommitted, and repayable on demand.  If the
                          Bank demands repayment, the Borrower will pay to the Bank all amounts outstanding under the Operating Loan including without limitation, the amount of all drawn and undrawn L/Gs, L/Cs and the Performance Bond.

REPORTING                 1)   The Borrower, BTI, BII and BCPI will
                               provide the Bank with monthly,
                               unaudited financial statements and
                               signed audited, annual consolidated
                               financial statements within 30 days and
                               120 days of each respective period.

                          2)   Credit checks for margin purposes on
                               foreign receivables to be obtained
                               through our International Centre with
                               all costs borne by the company.  Such
                               checks to be completed at the Bank's
                               discretion.

                          3)   Aged accounts receivable lists for the
                               Borrower and BII (showing receivables
                               pledged to ODC) to be provided by 15th
                               day following month end.

                          4)   The Borrower and BII will provide
                               weekly sales reports including proof of
                               orders.

FINANCIAL AND OTHER       The Bank presently requires that:

                          1)    The Operating Loan will not exceed 80%
                                of accounts receivable net of over 90
                                day accounts, related accounts except
                                accounts from Barringer Instruments
                                Inc. that are offset dollar for dollar
                                by under 90 day Barringer Instruments
                                Inc. accounts receivable not pledged to
                                the Ontario Development Corporation and
                                satisfactory to the Bank, debt to the
                                Ontario Development Corporation and
                                foreign receivables of high risk as
                                determined by the Bank, unless insured
                                or secured by a Letter of Credit from
                                an established, reputable Bank.

                                Effective September 30, 1995,
                                shortfalls to a maximum $200,000
                                allowed.  Shortfall allowance is to
                                reduce $50,000 per month thereafter.
                                Any shortfall in excess of allowed
                                amount to be rectified by next
                                reporting date.

                          2) As at December 31, 1995 Net Worth to be a minimum of $700,000 defined as shareholders equity plus related debt less related receivables less intangibles less related investments. Receivables due from BII to be given value only if covered dollar for dollar by under 90 day BII accounts receivable not pledged to ODC and satisfactory to the Bank.

                          3) As at December 31, 1995 Working Capital to be a minimum of $225,000 defined as Current Assets less related receivables less Current Liabilities. Receivables due from BII to be given value only if covered dollar for dollar by under 90 day BII accounts receivable not pledged to ODC and satisfactory to the Bank.

                          4)    BTI is to agree in writing to forward
                                to the Borrower 50% of the first U.S.
                                $1,000,000 and 75% of the remaining net
                                cash proceeds from the sale of its
                                equity interest in Barringer
                                Laboratories Inc.

                          5) The borrower is not to ship any Ionscan equipment without proof of firm, end order. Exceptions will be allowed for a maximum 5 Ionscan Model 350 machines shipped to Barringer Consumer Products Inc. for Drug Alert product purposes. Machines being shipped for testing purposes without firm order to be allowed at the Bank's decision.

                          6)    BTI, BCPI, and BII are not to
                                withdraw/receive funds from the
                                Borrower without prior written consent
                                from the Bank.

                          7)    The Bank will return the BRL and BIL
                                shares pledged as security on January
                                31, 1996 providing all terms and
                                conditions contained herein are in
                                compliance.

                              A breach of these tests is not a precondition to the Bank's right to demand repayment.

SECURITY AND
OTHER DOCUMENTATION           The following security shall be provided,
                              shall be registered in first position (unless otherwise stated), and shall be on the Bank's applicable standard form, supported by necessary resolution and solicitor's opinion, all acceptable to the Bank:

                              a)   General Security Agreement from the
                                   Borrower;*

                              b)   Unlimited Guarantees from the following:
                                   Barringer Technologies Inc.*
                                   Barringer Instruments Inc.*
                                   Barringer Consumer Products Inc., LLC
                                   Barringer Instruments U.K., Ltd.
                                   Barringer Europe, SARL
                                   (the "Guarantors");

                              c)   Assignment of Fire Insurance in the
                                   name of the Borrower*;

                              d)   General Assignment of Book Debts from
                                   Barringer Instruments Inc.*

                                   Barringer Instruments Inc.'s U.S.
                                   counsel to confirm the Bank holds a
                                   valid first charge on all receivables
                                   not assigned to the Ontario Development
                                   Corporation.

                              e)   Export Development Corporation
                                   Guarantee limited to $316,000 CDN of
                                   Performance Bond issued by the Bank*.

                              f)   Indemnity Agreement re:  Performance
                                   Bond.*

                              g)   Hypothecation including full power of
                                   attorney of shares in the Borrower held
                                   by BTI.

                              h)   Hypothecation including full power of
                                   attorney of shares in BIL held by the
                                   Borrower.

                              *    On hand.

                              All of the above security shall be referred to collectively in this letter as "Bank Security".

NON-WAIVER                    The Bank will not be considered to have
                              waived compliance with or amended any part of this letter or any obligation of the Borrower hereunder or under any other document unless such waiver or amendment is set out specifically in writing. The Bank shall not be deemed to have waived compliance with any obligation of the Borrower simply because it does not exercise any of its rights and remedies immediately upon the occurrence of such breach.

REPRESENTATIONS               No representation or warranty or other
                              statement made by the Bank concerning the credit shall be binding on the Bank unless made by it in writing as a specific amendment to this letter.

ENVIRONMENTAL                 The Borrower represents and warrants (which
                              representation and warranty shall continue so long as any amounts are outstanding hereunder) that:

                              The undersigned's business, to the best of its knowledge and belief, is being operated in compliance with applicable laws and regulations respecting the discharge, omission, spill or disposal of any hazardous materials and that any and all enforcement actions in respect thereto have been clearly conveyed to the Bank.

                              The undersigned shall, at the request of the Bank from time to time, and at the undersigned's expense, obtain and provide to the Bank an environmental audit or inspection report of the property from auditors or inspectors acceptable to the Bank.

                              The undersigned hereby indemnifies the Bank, its officers, directors, employees, agents and shareholders, and agrees to hold each of them harmless from all loss, claims, damages and expenses (including legal and audit expenses) which may be suffered incurred in connection with the indebtedness under the Note or the security provided to secure such indebtedness.

EXPENSES The Borrower shall pay all reasonable fees (including but not limited to all legal and documentation fees) and expenses incurred by the Bank or the Borrower in connection with the preparation of this letter and the preparation and registration of the Bank Security and with the enforcement of the Bank's rights relating to the Operating Loan or the Bank Security, whether or not any amounts are advanced under the Operating Loan. These fees and expenses shall include, but not be limited, to all outside counsel expenses and all in-house legal expenses, if in-house counsel are used.

EVIDENCE OF INDEBTEDNESS      The Bank's records constitute, in the absence of
                              manifest error, conclusive evidence of the indebtedness of the Borrower to the Bank.

OTHER AGREEMENTS              The Borrower acknowledges that it may sign
                              other Bank documents relating to the Operating
                              Loan, such as the Bank's Business Credit
                              Service Agreement and that the terms and conditions contained in such other documents shall be deemed to be incorporated herein by reference and also apply to the credit facility.

GOVERNING LAW                 The laws of the Province of Ontario and of
                              Canada.

     We ask that if you wish to accept this offer of financing please do so by signing and returning the attached duplicate copy of this letter to the undersigned. Please have the guarantors execute the acknowledgment and consent outlined on the next page. This offer replaces any offers to finance issued in the past


                                          Yours truly,




/s/ Paul C. Zilkey                        /s/ J. Ritchie
Senior Account Manager                    Manager Commercial Services

     The undersigned hereby accepts the foregoing offer this                day
of                       , 1995.


                                          BARRINGER RESEARCH LIMITED



                                         /s/ J. Davies (President)
                                         Per:


                                         ______________________________
                                         Per:


                      TO THE TORONTO-DOMINION BANK:

     The undersigned hereby acknowledge and consent to the foregoing offer
this day of           , 1995 and agree that if the Bank fails to insist upon
strict performance of observance of the requirements of the letter set out above or in any other agreement which now or may hereafter apply to the credit facility, or waives or amends any such requirements, such action shall not prejudice the Bank's rights under the guarantees of the Borrower provided by us.


BARRINGER TECHNOLOGIES INC.               BARRINGER EUROPE, SARL


/s/ Stanley Binder, CEO                   /s/ J. Davies
per:                                      per:


_____________________________             _______________________________
per:                                      per:


BARRINGER INSTRUMENTS INC.                BARRINGER INSTRUMENTS U.K., LTD.


/s/ Stanley Binder, CEO                   /s/ J. Davies
per:                                      per:


_____________________________             _______________________________
per:                                      per:


BARRINGER CONSUMER PRODUCTS INC., LLC


/s/ Stanley S. Binder, CEO
per:


_____________________________
per:






                               AGREEMENT


THIS AGREEMENT is made this               day of September, 1995

BETWEEN:

                         THE TORONTO-DOMINION BANK

                               (the "Bank")

                                   -and-

                         BARRINGER TECHNOLOGIES INC.

                                   ("BTI")

                                    -and-

                         BARRINGER RESEARCH LIMITED

                                   ("BRL")

WHEREAS:

A.    BTI is the parent of BRL.

B. BRL is indebted to the Bank and is in default of its obligations to the Bank.

C. BTI and BRL have requested, and the Bank has agreed, that BRL shall have until 30 September 1995 to come into compliance with certain covenants owed to the Bank.

IN CONSIDERATION OF the Premises and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1. BTI shall dispose of its interest in Barringer Laboratories Inc. ("Labco") as soon as possible and shall remit 50% of the first U.S. $1 million of the net proceeds of sale of BTI's interest in Labco to BRL's account with the Bank and shall remit 75% of the net proceeds of sale over U.S. $1 million to BRL's account with the Bank. (The net proceeds of sale will be the amount payable to BTI for all and any interest it may have in any shares or warrants or other interest in Labco net of an existing note payable by BTI to Labco in the amount of approximately U.S. $500,000 plus the reasonable expenses incidental to such sale).

2. BTI and BRL shall immediately cause Barringer U.K., Barringer Europe S.A. and Barringer Consumer Products to provide guarantees of the obligations of BRL to the Bank, in form and substance satisfactory to the solicitors for the Bank together with such certificates, resolutions and other necessary documents as the Bank in its discretion deems appropriate.

3. BTI shall immediately hypothecate and pledge all of the shares of BRL which it holds, owns or controls to and/or in favour of the Bank or its nominee and shall take or cause to be taken all steps, including the preparation and execution of such resolutions, certificates and other documents as the Bank in its sole discretion may deem appropriate to give effect to such hypothecation and pledge.

4. BRL shall immediately hypothecate and pledge all of the shares of Barringer Instruments Limited ("BIL") which it holds, owns or controls to and/or in favour of the Bank or its nominee and shall take or cause to be taken all steps, including the preparation and execution of such resolutions, certificates and other documents as the Bank in its sole discretion may deem appropriate to give effect to such hypothecation and pledge.

5. BRL and all Guarantors shall execute the revised commitment letter between BRL and the Bank substantially in the form annexed as schedule "A" to this agreement.

6.    Time is of the essence of this agreement.

7. BTI and BRL shall do such acts and shall execute such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of such acts and will cause the execution of such further documents as are within its power as the Bank may in writing at any time and from time to time reasonably request be done and or executed, in order to give full effect to the provisions of this agreement.

8. This agreement may be executed in any number of counterparts. Each executed counterpart (including a facsimile copy of such executed counterpart) shall be deemed to be an original; all executed counterparts taken together shall constitute one agreement.

9. This Agreement is governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

IN WITNESS WHEREOF this agreement has been duly executed on the date first above written.

                                       THE TORONTO-DOMINION BANK


                                       by:_______________________________

                                       BARRINGER TECHNOLOGIES INC.


                                       by:  /s/ Stanley Binder, CEO

                                       (I have the authority to bind the
                                       corporation)


                                       BARRINGER RESEARCH LIMITED


                                       by:  /s/ M. Olwyn

                                       (I have the authority to bind the
                                       corporation)